 As filed with the Securities and Exchange Commission on April 3, 1997

                         Registration No. 333-2932
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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                                 ----------
                       POST-EFFECTIVE AMENDMENT NO. 1
                                     TO
                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                                 ----------
                 THE BISYS-Registered Trademark- GROUP, INC.
             (Exact name of Registrant as specified in its charter)

            Delaware                                          13-3532663
         (State or other                                    (I.R.S. employer
         jurisdiction of                                  identification number)
         incorporation or
           organization)

                                   150 Clove Road
                         Little Falls, New Jersey 07424-2136
                  (Address of Principal Executive Offices) (Zip Code)

                                 ----------

                           The BISYS Group, Inc.
                      1996 Employee Stock Purchase Plan
                           (Full title of the Plan)

                                 ----------

                                KEVIN J. DELL
                             The BISYS Group, Inc.
                                150 Clove Road
                       Little Falls, New Jersey 07424-2136
                      (Name and address of agent for service)

                                 (201)812-8600
          (Telephone number, including area code, of agent for service)

                                 ----------

                 Removal from Registration of Remaining Unsold Shares
                         of Common Stock of the Registrant


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     REMOVAL FROM REGISTRATION OF REMAINING UNSOLD SHARES OF COMMON STOCK

The BISYS Group, Inc. (the "Registrant") by this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 (Registration No. 333-2932) removes from registration under the Securities Act of 1933, as amended, an aggregate of 73,513 shares of common stock, par value $.02 per share (the "Common Stock"), registered under this Registration Statement which remain unsold at the termination of the offering made pursuant thereto. The offering of Common Stock pursuant to the Registration Statement was terminated by the Registrant effective at the close of business on December 31, 1996, as of which time the Registrant completed the sale of an aggregate of 41,487 shares of the original 115,000 shares of Common Stock registered thereunder.


                            SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Little Falls, State of New Jersey on the 3rd day of April, 1997.


                                  THE BISYS GROUP, INC.

                                  By: /s/ Kevin J. Dell
                                      -----------------------------------
                                      Kevin J. Dell
                                      Vice President, General Counsel and
                                      Secretary and Agent for Service